                                                                    EXHIBIT 12.2
                             PACCAR Financial Corp.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                        PURSUANT TO THE SUPPORT AGREEMENT
                         BETWEEN THE COMPANY AND PACCAR
                             (Thousands of Dollars)




                                                            Year Ended December 31
                                   ----------------------------------------------------------------------
                                     1996            1995           1994           1993           1992
                                   ----------     ----------     ----------     ----------     ----------

FIXED CHARGES
  Interest expense                 $   98,536     $   89,796     $   62,851     $   45,815     $   48,914
  Facility and equipment
    rental                                730            714            678            655            650
                                   ----------     ----------     ----------     ----------     ----------

TOTAL FIXED CHARGES                $   99,266     $   90,510     $   63,529     $   46,470     $   49,564
                                   ----------     ----------     ----------     ----------     ----------
                                   ----------     ----------     ----------     ----------     ----------

EARNINGS
  Income before taxes              $   52,180     $   46,730     $   42,147     $   30,449     $   18,645
  Depreciation                          9,579         10,605         10,168         10,701         10,524
                                   ----------     ----------     ----------     ----------     ----------
                                       61,759         57,335         52,315         41,150         29,169

FIXED CHARGES                          99,266         90,510         63,529         46,470         49,564
                                   ----------     ----------     ----------     ----------     ----------

EARNINGS AS DEFINED                $  161,025     $  147,845     $  115,844     $   87,620     $   78,733
                                   ----------     ----------     ----------     ----------     ----------
                                   ----------     ----------     ----------     ----------     ----------

RATIO OF EARNINGS
  TO FIXED CHARGES                    1.62x          1.63x         1.82x           1.89x          1.59x

                                           -29-